UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2023
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OneWater Marine Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (678) 541-6300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 14, 2023, OneWater Marine Inc., a Delaware corporation (the “Company”) and its subsidiaries entered into the Eighth Amended and Restated Inventory Financing Agreement (the “A&R Inventory Financing Facility”), with the dealers party thereto, Wells Fargo Commercial Distribution Finance, LLC, as agent (the “Agent”), and the Lenders party thereto.
The A&R Inventory Financing Facility provides the Company a line of credit with asset based borrowing availability of up to $650.0 million for inventory financing, with the amount permissible pursuant to available inventory. Loans under the A&R Inventory Financing Facility may be extended from time to time to enable the Company to purchase inventory from certain manufacturers. The applicable financial terms, curtailment schedule and maturity for each loan will be set forth in separate program terms letters entered into from time to time. The collateral for the A&R Inventory Financing Facility consists primarily of the Company’s inventory that is financed through the A&R Inventory Financing Facility and related assets, including accounts receivable, bank accounts, and proceeds of the foregoing, and excludes the collateral that underlies the Company’s existing Credit Agreement, dated as of August 9, 2022, by and among the Company, certain of its subsidiaries, Truist Bank, and the lenders from time to time party thereto. The A&R Inventory Financing Facility is guaranteed by the Company, certain of its subsidiaries, and, each in their individual capacities, P. Austin Singleton, Jr., our Chief Executive Officer and Director, and Anthony Aisquith, our President, Chief Operating Officer and Director.
The A&R Inventory Financing Facility expires on March 1, 2026, unless earlier terminated pursuant to the terms of the A&R Inventory Financing Facility. The interest rate applied to the loans provided pursuant to the A&R Inventory Financing Facility are calculated using the Adjusted 30-Day Average SOFR (as further described in the A&R Inventory Financing Facility), plus 2.75% to 5.00% depending on the age of the inventory. The interest rate for pre-owned boats will be calculated using the new boat rate set forth above plus 0.25%.
The A&R Inventory Financing Facility includes certain financial and non-financial covenants, including provisions that the Funded Debt to EBITDA Ratio must not exceed (i) 3.25 to 1.00 for the fiscal quarter ending September 30, 2023, (ii) 3.00 to 1.00 for the fiscal quarter ending December 31, 2023 through the fiscal quarter ending September 30, 2024, and (iii) 2.75 to 1.00 for the fiscal quarter ending December 31, 2024 and each fiscal quarter thereafter and that the Company’s Fixed Charge Coverage Ratio on a consolidated basis must be at least 1.50 to 1.00. It also includes additional restrictive covenants, including restrictions on the Company’s ability to (i) use, sell, rent or otherwise dispose of any collateral underlying the A&R Inventory Financing Facility except for the sale of inventory in the ordinary course of business, (ii) incur certain liens, (iii) engage in any material transaction not in the ordinary course of business, (iv) change its business in any material manner or its organizational structure, other than as otherwise provided for in the A&R Inventory Financing Facility, (v) engage in certain mergers or consolidations, (vi) acquire certain assets or ownership interest of any other person or entities, except for certain permitted acquisitions, (vii) guarantee or indemnify or otherwise become in any way liable with respect to certain obligations of any other person or entity, except as provided by the A&R Inventory Financing Facility, (viii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the equity of its acquired dealer groups, (ix) make any change in any of its dealer groups’ capital structure or in any of its business objectives or operations which might in any way adversely affect the ability of such dealer group to repay its obligations under the A&R Inventory Financing Facility, (x) incur, create, assume, guarantee or otherwise become or remain liable with respect to certain indebtedness, and (xi) make certain payments of subordinated debt. One Water Marine Holdings LLC (“OneWater LLC”) and its subsidiaries are restricted from, among other things, making cash dividends or distributions without the prior written consent of the Agent. Under the A&R Inventory Financing Facility, among other exceptions, OneWater LLC may make distributions to its members for certain permitted tax payments subject to certain financial ratios, may make scheduled payments on certain subordinated debt, may make distributions to the Company for repurchases of the Company's common stock subject to certain financial ratios and is permitted to make pro rata distributions to the unit holders of OneWater LLC, including the Company, in an amount sufficient to allow the Company to pay its taxes and to make payments under the Company’s Tax Receivable Agreement. The A&R Inventory Financing Facility also contains customary representations, warranties, and events of default.
In connection with the A&R Inventory Financing Facility, in their individual capacities, (i) Mr. Singleton entered into that Fifth Amended and Restated Guaranty dated November 14, 2023, and (ii) Mr. Aisquith entered into that Fifth Amended and Restated Guaranty dated November 14, 2023, for the benefit of Wells Fargo Commercial Distribution Finance, LLC, as Agent to the A&R Inventory Financing Facility (the “Guaranties”). Mr. Aisquith’s guarantee is limited to circumstances involving fraud or disposal of collateral without payment to the lenders.
All capitalized words used but not defined herein have the meanings assigned in the A&R Inventory Financing Facility.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Inventory Financing Facility and the Guaranties, which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1¥	Eighth Amended and Restated Inventory Financing Agreement, dated as of November 14, 2023, between Wells Fargo Commercial Distribution Finance, LLC as Agent for the several financial institutions that may from time to time become party thereto and Dealers that may from time to time become party thereto.
10.2	Fifth Amended and Restated Guaranty, dated November 14, 2023, entered into by Anthony Aisquith, for the benefit of Wells Fargo Commercial Distribution Finance, LLC, as Agent to the A&R Inventory Financing Facility.
10.3	Fifth Amended and Restated Guaranty, dated November 14, 2023, entered into by Philip Austin Singleton, Jr., for the benefit of Wells Fargo Commercial Distribution Finance, LLC, as Agent to the A&R Inventory Financing Facility.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
¥    Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Financial Officer
Dated: November 17, 2023
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